Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
AMENDMENT NO. 2

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  April 18, 2008

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in our Form 8-K filed on April 23, 2008, on April 18, 2008, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to the terms of which our subsidiary, RCI Entertainment (Las Vegas), Inc. (the “Purchaser”), will acquire 100% of the assets (the “Purchased Assets”) of DI Food and Beverage of Las Vegas, LLC, a Nevada limited liability company (“DI Food” or the “Seller”).  The Seller owns and operates an adult entertainment cabaret known as “SCORES” (the “Club”), located at 3355 Procyon Street, Las Vegas, Nevada  89102 (the “Real Property”).  As part of the transaction, the Purchaser and DI also entered into an Option Agreement pursuant to which either party may exercise the option to purchase the Real Property.  The Agreement provided for the transaction to close on or before June 10, 2008.   We entered into an Amendment to Asset Purchase Agreement for the sole purpose of extending the closing date of the acquisition to occur on or before July 2, 2008.

On June 30, 2008, we entered into a Second Amendment to Asset Purchase Agreement (the “Second Amendment”) to change the structure of the Purchase Price, to change the closing date and to change the termination date.  Pursuant to the terms of the Second Amendment, the Purchase Price shall be paid as follows:

(i)	$12,000,000 payable by cashier’s check, certified funds or wire transfer;

(ii)
$4,000,000 pursuant to a promissory note (the “Rick’s Promissory Note”), executed by and obligating Rick’s, bearing interest at eight percent (8%) per annum with a five (5) year amortization, with monthly payments of principal and interest to commence upon the first of the month following the Closing, with a balloon payment of all then outstanding principal and interest due upon the expiration of two (2) years from the execution of the Rick’s Promissory Note.

(iii)
$5,000,000 as evidenced by a Convertible Debenture of Rick’s bearing simple interest of four percent (4%) per annum (the “Convertible Debenture”).  The Convertible Debenture shall be payable commencing seven (7) months after the Closing Date (as defined herein) as follows:  Twenty-five (25) equal monthly principal payments of $200,000 in cash or by the conversion of 10,000 shares of common stock of Rick’s, par value $0.01, at the option of the holder of the Convertible Debenture, plus interest payable in cash.

The (i) $12,000,000 cash payment, (ii) the Rick’s Promissory Note, and (iii) the Convertible Debenture are collectively referred to as the “Purchase Price.”

Further, pursuant to the terms of the Second Amendment, the Closing shall take place the later of (i) July 25, 2008 or (ii) five (5) days following (x) the approval and issuance to Purchaser of the licenses and authorizations and (y) receipt of the assignment of the Lease (the “Closing Date”).

Finally, pursuant the terms of the Second Amendment, the Second Amendment will terminate and shall be of no force and effect if: (i) the transactions contemplated by the Second Amendment including the sale of the Purchased Assets are not consummated on or before the later of (x) July 25, 2008 or (y) five (5) days following (A) the approval and issuance to Purchaser of the licenses and authorizations and (B) receipt of the assignment of the Lease; or (ii) all of the parties agree in writing to terminate the Second Amendment sooner.

A copy of the Second Amendment is attached hereto as Exhibit 10.1.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Asset Purchase Agreement dated June 30, 2008
99.1	Press release dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: July 1, 2008	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer